Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Jerash Holdings (US), Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

			Fee			Proposed
			Calculation			Maximum		Maximum
		Security	or Carry			Offering		Aggregate		Amount of
	Security	Class	Forward	Amount		Price Per		Offering		Registration
	Type	Title	Rule	Registered		Unit		Price (3)	Fee Rate	Fee
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	–	–		–		–	–	–
	Debt	Debt Securities	–	–		–		–	–	–
	Other	Warrants	–	–		–		–	–	–
	Other	Rights	–	–		–		–	–	–
	Other	Units	–	–		–		–	–	–
	Unallocated (Universal) Shelf	–	Rule 457(o)		(1)		(2)	$100,000,000	0.00015310	$15,310.00
Fees Previously Paid	–	–	–	–		–		–	–	–
	Total Offering Amounts							$100,000,000		$15,310.00
	Total Fees Previously Paid									$0
	Total Fee Offset									$0
	Net Fee Due									$15,310.00

(1)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $100,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.